                                                                     EXHIBIT 8.2


                           [BAKER & BOTTS LETTERHEAD]



April 23, 1998




Weatherford Enterra, Inc.
1360 Post Oak Boulevard, Suite 1000
Houston, Texas 77056



              We have represented you in connection with the merger (the "Merger") of Weatherford Enterra, Inc., a Delaware corporation (the "Company"), with and into EVI, Inc., a Delaware corporation ("EVI"), pursuant to that certain Agreement and Plan of Merger dated as of March 4, 1998, as amended (the "Agreement and Plan of Merger"). The merger is described in the Joint Proxy Statement/Prospectus of EVI and the Company (the "Proxy Statement") included in the Registration Statement on Form S-4, as amended (Registration No. 333-49527), filed by EVI with the Securities and Exchange Commission on April 7, 1998 (the "Registration Statement"). This letter(1) is being delivered to you pursuant to Section 6.3(d) of the Agreement and Plan of Merger.

              In the Merger, each holder of a Company Share will receive 0.95 shares of EVI Common Stock and cash in lieu of any fractional share to which such holder would otherwise be entitled. Under applicable local law, a holder of Company Shares has no right to dissent from the Merger and to receive cash in lieu of EVI Common Stock.

              Assuming that the factual matters as to which one or both of the Company or EVI makes representations (or otherwise states to be true) in the Representation Letters which are attached hereto are true and that the Merger is effected pursuant to the Agreement and Plan of Merger, we are of the opinion that the federal income tax consequences of the Merger include the following:

              (a) The Merger will constitute a reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").





--------------------

        (1) Capitalized terms to which no meaning is assigned herein have the meaning assigned thereto in the Agreement and Plan of Merger.

              (b) Each of the Company and EVI Inc will be a party to the reorganization within the meaning of Section 368(b) of the Code.

              (c) No gain or loss will be recognized to holders of Company Shares upon receipt of EVI Common Stock in exchange for Company Shares pursuant to the Merger (other than with respect to cash received in lieu of fractional shares).

The foregoing opinions are based upon the Code, certain Treasury regulations, court decisions and certain rulings of the Internal Revenue Service which have appeared in the Internal Revenue Cumulative Bulletin. Such authorities are subject to change possibly with retroactive effect.

              We express no opinion as to the federal income tax consequences of the Merger if any of the assumptions to our opinion are incorrect, we provide herein no advice as to the accuracy of any of such assumptions, and we express no opinion as to any other matter including any state, local, foreign or other federal tax consequence of the Merger.

              Our opinion is not binding upon the Internal Revenue Service or upon any court. The Internal Revenue Service may challenge the conclusions which we have expressed herein, and substantial expense may be incurred in dealing with any such controversy.

               This opinion may not be relied upon by any person other than the persons to whom it is addressed; nor may it be filed with any governmental agency or be used for any other purpose without our prior written consent; except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the captions "Terms of the Merger -- Certain U.S. Federal Income Tax Consequences" and "Legal Matters" in the Proxy Statement.

                                                  Sincerely,


                                                  BAKER & BOTTS, L.L.P.

                           EVI REPRESENTATION LETTER

                                 April 23, 1998


Baker & Botts, L.L.P.
One Shell Plaza - 910 Louisiana
Houston, Texas 77002-4995

Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010-3095


Ladies and Gentlemen:

       In connection with the opinions to be delivered pursuant to Sections 6.2(e) and 6.3(d) of the Agreement and Plan of Merger (the "Agreement")(2) dated as of March 4, 1998, as amended, between EVI, Inc. a Delaware corporation ("EVI"), and Weatherford Enterra, Inc., a Delaware corporation ("Company"), the undersigned officers of EVI, in such capacity and not individually, hereby certify and represent as to EVI that the facts relating to the merger (the "Merger") of Company with and into EVI pursuant to the Agreement and as described in the Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4, as amended (Registration No. 333-49527), filed by EVI with the Securities and Exchange Commission on April 7, 1998, (the "Proxy Statement"), are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects at the Effective Time of the Merger and that:

       1. The consideration to be received in the Merger by holders of Company Shares was determined by arm's length negotiations between the managements of EVI and Company. Based on the advice received from EVI's investment advisors, it is the belief of management of EVI that the fair market value of the EVI Common Stock and other consideration received by Company stockholders are, in the aggregate, approximately equal to the aggregate fair market value of the Company Shares surrendered in exchange therefor. In connection with the Merger, no holder of Company Shares will receive in exchange for such shares, directly or indirectly, any consideration other than EVI Common Stock and cash in lieu of a fractional share thereof.

       2. Neither EVI nor any corporation affiliated with or related to EVI (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has any plan or intention to





--------------------

        (2) References contained in this letter to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

purchase, redeem or otherwise acquire any of the EVI Common Stock issued pursuant to the Merger, other than the fractional shares of such stock for which EVI will pay cash as part of the Merger.

       3. EVI has no plan or intention to sell, exchange, transfer or otherwise dispose of any Company assets except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

       4. EVI is acquiring Company for the purpose of continuing Company's historic business. Company's business will be conducted as wholly-owned subsidiaries of EVI, and EVI shall either continue such business or cause such subsidiaries to continue to use a significant portion of Company's historic business assets in a business.

       5. EVI will pay its expenses incurred in connection with or as part of the Merger or related transactions and may pay or assume those expenses of Company that are solely and directly related to the Merger. EVI has not paid and will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Shares in connection with or as part of the Merger or any related transactions. EVI has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Shares.

       6. There is no intercorporate indebtedness existing between EVI and Company that was issued, acquired or will be settled at a discount.

       7. All shares of EVI Common Stock into which Company Shares will be converted pursuant to the Merger will be newly issued or treasury shares, and will be issued by EVI directly to holders of Company Shares pursuant to the Merger.

       8. The EVI Common Stock issued pursuant to the Merger will not be subject to any restriction whatsoever (other than any restrictions imposed under any applicable securities laws and those restrictions imposed on "Affiliates" of Company pursuant to agreements executed by such persons pursuant to Section 6.2(d) of the Agreement), including any escrow, repurchase restriction or risk of forfeiture.

       9. None of the shares of EVI Common Stock received by any party pursuant to the Merger is separate consideration for or allocable to the Company Stock Plans, as that term is defined in Section 3.1(c) of the Agreement.

       10. In the Merger, no liabilities of shareholders of Company will be assumed by EVI, and none of the Company Shares acquired by EVI will be subject to liabilities.

       11. EVI is not an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

       12. EVI is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

       13. The payment of cash in lieu of fractional shares of EVI Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to EVI of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Shares instead of issuing fractional shares of EVI Common Stock will not exceed 5% of the total consideration that will be issued in the Merger to holders of Company Shares. The fractional share interests of each holder of Company Shares will be aggregated and, to the knowledge of the management of EVI, no holder of Company Shares will receive cash in an amount equal to or greater than the value of one full share of EVI Common Stock. The consideration for fractional shares will be paid by EVI.

       14. None of the employee compensation received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their Company Shares to be surrendered in the Merger. None of the shares of EVI Common Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for EVI or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

       15. During the past 5 years, none of EVI or any subsidiary thereof has owned or owns, beneficially or of record, any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

       16. The Merger is being effected for the reasons set forth in the Proxy Statement under the sections entitled "The Merger--EVI's Reasons for the Merger" and "The Merger--Weatherford's Reasons for the Merger" and will be carried out strictly in accordance with the Agreement, as described in the Proxy Statement, and none of the material terms and conditions therein have been or will be waived or modified.

       17. The Agreement and the documents described in the Agreement represent the entire understanding of EVI and Company with respect to the Merger.

       18. EVI will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

       We understand that Baker & Botts, L.L.P. and Fulbright & Jaworski L.L.P. will rely on this letter in rendering their opinions as to certain United States Federal income tax consequences of the Merger.


                                                  Very truly yours,

                                                  EVI, INC.



                                                  By:
                                                     ---------------------------

                                                  Title:
                                                        ------------------------

                         COMPANY REPRESENTATION LETTER

                                 April 23, 1998


Baker & Botts, L.L.P.
One Shell Plaza - 910 Louisiana
Houston, Texas 77002-4995

Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010-3095


Ladies and Gentlemen:

       In connection with the opinions to be delivered pursuant to Sections 6.2(e) and 6.3(d) of the Agreement and Plan of Merger (the "Agreement")(3) dated as of March 4, 1998, as amended, between EVI, Inc. ("EVI"), a Delaware corporation, and Weatherford Enterra, Inc., a Delaware corporation ("Company"), the undersigned officers of Company, in such capacity and not individually, hereby certify and represent as to Company that the facts relating to the merger (the "Merger") of Company with and into EVI pursuant to the Agreement and as described in the Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4, as amended (Registration No. 333-49527), filed by EVI with the Securities and Exchange Commission on April 7, 1998, (the "Proxy Statement"), are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects at the Effective Time of the Merger and that:

       1. The consideration to be received in the Merger by holders of Company Shares was determined by arm's length negotiations between the managements of EVI and Company. Based on the advice received from Company's investment advisors, it is the belief of management of Company that the fair market value of the EVI Common Stock and other consideration received by Company stockholders are, in the aggregate, approximately equal to the aggregate fair market value of the Company Shares surrendered in exchange therefor. In connection with the Merger, no holder of Company Shares will receive in exchange for such shares, directly or indirectly, any consideration other than EVI Common Stock and cash in lieu of a fractional share thereof.

       2. There is no plan or intention by any of the holders of Company Shares who own 5% or more of the Company Shares, and to the knowledge of the management





----------------

        (3) References contained in this letter to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

of Company, there is no plan or intention on the part of the remaining holders of Company Shares to sell, exchange, transfer or otherwise dispose of to EVI or any corporation affiliated with or related to EVI (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) a number of shares of EVI Common Stock to be received by them in connection with the Merger that would reduce the Company shareholders' ownership of EVI Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than 50% of the total value of all of the formerly outstanding stock of Company, immediately prior to the Effective Time of the Merger. For purposes of this representation, Company Shares exchanged for cash or other property or exchanged for cash in lieu of fractional shares of EVI Common Stock are treated as outstanding Company Shares at the Effective Time of the Merger. Moreover, Company Shares that are sold, redeemed or disposed of prior to the Merger and in contemplation or as a part of the Merger, and shares of EVI Common Stock that are held by holders of Company Shares at or prior to the Effective Time of the Merger and that are otherwise sold, redeemed or disposed of subsequent to the Merger will be taken into account for purposes of this representation.

       3. No assets of Company have been sold, transferred or otherwise disposed of which would prevent EVI from continuing the historic business of Company or from using a significant portion of Company's historic business assets in a business following the Merger.

       4. EVI, Company and the holders of Company Shares each will pay separately its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions, except that EVI may pay or assume those expenses of Company that are solely and directly related to the Merger. Company has not paid and will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Shares in connection with or as part of the Merger or any related transactions. Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Shares.

       5. There is no intercorporate indebtedness existing between EVI and Company that was issued, acquired or will be settled at a discount.

       6. Company has no authorized stock other than Company Shares and preferred stock, par value $1.00 per share. At the date hereof, the only capital stock of Company issued and outstanding is Company Shares.

       7. There exist no options, warrants, convertible securities or other rights to acquire Company stock, other than rights pursuant to the Company Stock Plans, as that term is defined in Section 3.1(c) of the Agreement.

       8. In the Merger, no liabilities of the shareholders of Company will be assumed by EVI and none of the Company Shares acquired by EVI will be subject to liabilities.

       9.     Company is not an "investment company" within the meaning of
Section 368(a)(2)(F) of the Internal Revenue Code of 1986, as amended (the "Code").

       10. Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

       11. At the Effective Time of the Merger, the total fair market value of the assets of Company will exceed the total liabilities of Company assumed, including the amount of any liabilities to which the assets of Company are subject.

       12. The liabilities of Company to be assumed by EVI and the liabilities to which the assets of Company are subject were incurred by Company in the ordinary course of its business.

       13. The payment of cash in lieu of fractional shares of EVI Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to EVI of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Shares instead of issuing fractional shares of EVI Common Stock will not exceed 5% of the total consideration that will be issued in the Merger to holders of Company Shares. The fractional share interests of each holder of Company Shares will be aggregated and, to the knowledge of the management of Company, no holder of Company Shares will receive cash in an amount equal to or greater than the value of one full share of EVI Common Stock.

       14. None of the employee compensation received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their Company Shares to be surrendered in the Merger. None of the shares of EVI Common Stock received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid to or to be paid to any shareholder of Company who will be an employee of or perform advisory services for EVI, Company or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

       15. None of the shares of EVI Common Stock received by any party pursuant to the Merger is separate consideration for or allocable to the Company Stock Plans.

       16. Since the date of the Agreement, except for the issuance of Company Shares pursuant to the rights described in paragraph 7 hereof and except for the Company Shares issued pursuant to Company's Restricted Stock Incentive Plan, as disclosed in Section 4.1(b) of the Disclosure Letter, Company has not issued any additional Company Shares.

       17. No holders of Company Shares have dissenters' rights with respect to the Merger under applicable laws.

       18. Company has not redeemed any of its stock, made any distributions with respect to its stock, or disposed of any of its assets in contemplation or as part of the

Merger, excluding for purposes of this representation regular, normal dividends and common stock acquired in the ordinary course of business in connection with employee incentive and benefit programs, or other programs or arrangements in existence on the date hereof.

       19. The Merger is being effected for the reasons set forth in the Proxy Statement under the sections entitled "The Merger--EVI's Reasons for the Merger" and "The Merger--Weatherford's Reasons for the Merger" and will be carried out strictly in accordance with the Agreement, as described in the Proxy Statement, and none of the material terms and conditions therein have been or will be waived or modified.

       20. Company will not be at the Effective Time of the Merger a "United States real property holding corporation" within the meaning of Section 897 of the Code.

       We understand that Baker & Botts, L.L.P. and Fulbright & Jaworski L.L.P. will rely on this letter in rendering their opinions as to certain United States Federal income tax consequences of the Merger.



                                                  Very truly yours,

                                                  WEATHERFORD ENTERRA, INC.



                                                  By:
                                                     ---------------------------

                                                  Title:
                                                        ------------------------